Exhibit 4.1

TO:	Amtech Systems, Inc.

131 South Clark Drive

Tempe, Arizona 85281

AMTECH SYSTEMS, INC.

ACCREDITED INVESTOR SUBSCRIPTION AGREEMENT

THIS AMTECH SYSTEMS, INC. ACCREDITED INVESTOR SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY (the “Agreement”) is executed and delivered as of the date set forth on the “Subscription Accepted” page hereof, and is by and among Amtech Systems, Inc., an Arizona corporation (the “Company”), and the undersigned subscriber (“Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is soliciting subscriptions for a total of up to Two Million One Hundred Sixty Thousand Dollars ($2,160,000) of shares of Series A Convertible Preferred Stock, $.01 par value, having the rights, preferences, privileges, powers and restrictions set forth in the Certificate of Designations, Preferences and Privileges attached hereto as Exhibit A (the “Shares”), at a subscription price of Four Dollars ($4.00) per Share; and

WHEREAS, by this Agreement, Subscriber is subscribing to purchase certain of the Shares being offered pursuant this Agreement.

NOW, THEREFORE, Subscriber hereby agrees as follows:

A G R E E M E N T:

1. Subscription. Subject to the terms and conditions hereof, Subscriber desires to invest in the Company, and hereby subscribes for and agrees to purchase [                    ] Shares for an aggregate purchase price of $[                    ] ($4.00 multiplied by the number of Shares subscribed for) (the “Subscription Payment”), and the Company hereby acknowledges receipt of such amount.

The Subscription Payment may be paid by certified check or by wire transfer or by any other means approved by the Company.

2. Acceptance of Subscription. The Company, in consideration of and in reliance on the representations, warranties, covenants, and agreements of Subscriber and the tender of the Subscription Payment and the completion and execution of this Agreement, hereby accepts the subscription of Subscriber, subject to the terms and conditions contained in this Agreement, and by execution of this Agreement by the Company, agrees to issue that number of Shares set forth herein to Subscriber. Notwithstanding the above, the Company, in its sole and absolute discretion, reserves the right to accept or reject any subscription for any reason whatsoever.

3. Acceptance and Adoption. Upon satisfaction of the conditions referred to in Section 2. hereof, a copy of this Agreement, duly executed by the Company, will be delivered to the Subscriber. SUBSCRIBER HEREBY ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM AUTHORIZED OFFICERS OF THE COMPANY CONCERNING THE COMPANY’S AFFAIRS AND PROSPECTS. SUBSCRIBER FURTHER ACKNOWLEDGES THAT HE HAS REVIEWED COPIES OF THE COMPANY’S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, SPECIFICALLY, THE COMPANY’S FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004 AND ITS FORMS 10-Q FOR THE SUBSEQUENT INTERIM QUARTERLY PERIODS (THE “COMPANY’S SEC FILINGS”). SUBSCRIBER IS AWARE THAT AN INVESTMENT IN THE SHARES IS SPECULATIVE AND THAT SUCH INVESTMENT INVOLVES SUBSTANTIAL RISKS. SUBSCRIBER HAS CAREFULLY CONSIDERED SUCH RISKS PRIOR TO MAKING A DECISION TO INVEST IN THE SHARES.

4. Condition Precedent to Acceptance of the Subscription.

(a) Subscriber understands that prior to the acceptance of this Agreement, the Company may withdraw or terminate any offer to Subscriber.

(b) Prior to the acceptance of this Agreement, Subscriber shall have executed and delivered to the Company the Investor Questionnaire (as defined below).

5. Representations, Warranties and Covenants of the Company. The Company represents and warrants to Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and has the requisite corporate power to own its properties and to carry on its business as now conducted. The copies of the Company’s Articles of Incorporation and Bylaws delivered to Subscriber are true and correct.

(b) As of December 31, 2004 the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, $.01 par value, of which 2,705,121 shares were issued and outstanding and 187,500 shares were reserved for issuance pursuant to stock option plans, and 100,000,000 shares of blank Preferred Stock, of which no shares were issued and outstanding and no shares were reserved, other than with respect to the Shares. Since such date, no additional shares of capital stock have been issued by the Company other than pursuant to the exercise of options outstanding pursuant to stock option plans. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and were not issued in violation of any preemptive or other rights of any person to acquire securities of the Company. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Company on any matter.

(c) The issuance and delivery by the Company of all Shares to be issued in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. The Shares, and shares of Common Stock to be issued upon conversion thereof, when issued will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive or other rights of any person to acquire securities of the Company.

(d) The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all agreements and documents contemplated hereby by the Company, and the issuance of the Shares and the shares of Common Stock issuable upon conversion thereof, have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and all agreements and documents contemplated hereby constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the issuance of the Shares and such shares of Common Stock, do not conflict with or constitute a breach, default or violation under (i) the Articles of Incorporation or Bylaws of the Company, (ii) any contract, agreement or instrument to which the Company is a party, or (iii) any judgment, decree or order to which the Company is a party, or by which any of its properties or assets may be bound or affected.

(e) The Company has delivered to Subscriber each registration statement, report, proxy statement or information statement prepared and filed with the Securities and Exchange Commission by it since September 30, 2004, including, without limitation, its Annual Report on Form 10-K for the year ended September 30, 2004, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “Company’s Reports”). As of their respective dates, the Company’s Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company’s Reports (including the related notes and schedules) fairly presents, in all material respects, the financial position of the Company as of its date, and each of the statements of income, retained earnings and cash flows included in or incorporated by reference into the Company Reports (together with the related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject to the lack of footnote disclosure and normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth in the balance sheet of the Company at December 31, 2004, including all notes thereto, or as set forth in the Company’s Reports, the Company has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.

(f) Except as described in the Company’s Reports, there are no actions, suits or proceedings pending against Company or, to the knowledge of the executive officers of Company, threatened against Company at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a material adverse effect on the business or financial condition of the Company (a “Company Material Adverse Effect”).

(g) Since September 30, 2004, Company has conducted its business only in the ordinary course of such business, and there has not been (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

(h) The Company (i) has no liabilities for due but unpaid federal, state or foreign taxes for tax years ended prior to the date of this Agreement, and (ii) has properly accrued all such taxes for periods subsequent to such tax years.

6. Representations and Warranties of Subscriber. Knowing that the Company will rely on the following information to determine the applicability of various securities laws and for certain other purposes, Subscriber hereby represents, warrants, covenants, and agrees with and to the Company as follows:

(a) Subscriber has had the opportunity to ask questions of and to receive answers from the Company and its executive officers concerning the affairs and prospects of the Company in general and desires no further information pertaining to the Company. Subscriber will rely solely upon (i) such information and the Company’s Reports, (ii) investigations made by him or his representatives, and (iii) the representations and warranties made by the Company herein in making his investment decision.

(b) Subscriber represents and warrants that it is an “accredited investor” as such term in defined in Rule 501 of Regulation D promulgated under the Act (“Accredited Investor”), and that it is able to bear the economic risk of an investment in the Shares. Subscriber further represents and warrants that the information furnished in the confidential investor questionnaire (the “Investor Questionnaire”) that it has delivered concurrently herewith to the Company, is accurate and complete in all respects. Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to Subscriber’s net worth, and Subscriber’s investment in the Shares will not cause such overall commitment to such investments to become excessive.

(c) Subscriber has, either alone or together with his purchaser representative, if any, such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of this investment.

(d) Subscriber has adequate means of providing for his current needs and personal contingencies, and Subscriber has no need for liquidity in his investment in the Shares. Subscriber is financially responsible, able to meet his obligations hereunder, and acknowledges that this investment is long-term and speculative in nature.

(e) Subscriber’s personal financial circumstances, investment portfolio, and tax bracket are such that Subscriber and Subscriber’s purchaser representative, if any, believe the purchase contemplated herein to be a suitable investment. Subscriber is able to bear the economic risk of this investment.

(f) The address set forth below is that of the Subscriber’s true and correct residence.

(g) Subscriber acknowledges that if a purchaser representative has been utilized by him in evaluating the investment contemplated hereby, that Subscriber’s purchaser representative has advised him of the merits and risks of an investment in the Company and the suitability of the investment.

(h) Subscriber acknowledges that Catalyst Financial LLC is acting as the placement agent in connection with the offering of the Shares and will receive compensation as follows: (i) a sales commission in the amount of eight percent (8%) of the gross proceeds raised in the offering and (ii) a non-accountable expense allowance in the amount of two percent (2%) of the gross proceeds raised in the offering of the Shares, and (iii) warrants to purchase 60,000 shares of the Company’s Common Stock, with an exercise price of four dollars and sixty seven cents ($4.67) per share and an expiration date of five (5) years after the issuance of the Shares.

(i) Subscriber, and his purchaser representative, if any, have had sufficient access to information concerning the Company so that Subscriber was able, personally, or through his purchaser representative, if any, to make such appropriate independent investigation as Subscriber deemed necessary to prior to making the decision to purchase the Shares for which Subscriber is subscribing. Subscriber, or his purchaser representative, if any, has had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and all such questions have been answered to Subscriber’s full satisfaction. Subscriber acknowledges that any projections or other financial information provided by the Company to Subscriber are a mere prediction of future events based upon assumptions, which may or may not be valid. Subscriber acknowledges that in evaluating this investment he has not relied exclusively upon these projections.

(j) Subscriber recognizes that an investment in the Company involves certain risks, and Subscriber has taken full cognizance of and understands all of the risk factors related to the purchase of the Shares. Consequently, Subscriber confirms that he is financially prepared to hold the Shares for a substantial period of time.

(k) Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities act in reliance on an exemption for private offerings, and Subscriber further acknowledges that he is purchasing the Shares without being furnished any offering literature or prospectus.

(l) Subscriber acknowledges that the Company is not currently eligible to file a registration statement on Form S-3 under the 1933 Act covering reoffers and resales of the Common Stock to be issued to Subscriber upon the conversion of the Shares or for the payment of distributions with respect to the Shares.

(m) The Shares for which the Subscriber is subscribing are being acquired solely for Subscriber’s own account, for investment purposes, and are not being purchased with a view to or for resale, distribution, subdivision, or fractionalization, and Subscriber has no plans to enter into any such contract, undertaking, agreement, or arrangement. Subscriber agrees that the Shares to be received will bear a restrictive legend limiting transfer.

(n) If Subscriber is a corporation, partnership, or trust, the undersigned is authorized and otherwise duly qualified to purchase and hold the Shares, and Subscriber has its principal place of business as set forth below and was not formed for the specific purpose of acquiring the Shares, unless otherwise specifically set forth on the signature page hereof.

7. Registration Rights. Subscriber shall have the registration rights with respect to the Shares as set forth on Exhibit B hereto.

8. Key Man Life Insurance. As soon as reasonably practicable after the date hereof, but in no event more than ninety (90) days after the date hereof, the Company shall purchase a key man life insurance policy with a minimum coverage of Two Million Dollars ($2,000,000) for the Chief Executive Officer of the Company and shall thereafter maintain such insurance policy so as long as any Shares remain outstanding.

9. Indemnification.

(a) Subscriber acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Section 6.0 hereof and the other covenants made herein, and Subscriber hereby agrees to indemnify and hold harmless the Company from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty, or covenant contained in this Agreement and all other documents delivered in connection with this subscription.

(b) The Company agrees to indemnify and hold harmless the Subscriber from and against any and all loss, damage, or liability due or arising out of a breach of any representation, warranty or covenant contained in this Agreement.

10. Transferability. Subscriber agrees not to transfer or assign this Agreement, and further agrees that the assignment and transferability of the Shares acquired hereby will be restricted as required by applicable securities law.

11. Revocation. Subscriber agrees that he is not entitled to cancel, terminate, or revoke this Agreement or any agreement made hereunder and that this Agreement shall survive Subscriber’s death or disability.

12. Miscellaneous.

(o) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Subscriber at his address set forth below and to the Company at the address first set forth above.

(p) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and be governed by the laws of the State of Arizona to the extent possible.

(q) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

(r) Subscriber agrees that the Shares shall stand in its name exactly in the manner shown below. Wherever the first person singular or masculine form of pronoun is used herein and the sense of this Agreement would require that the plural or feminine form be used, for all purposes herein such singular form shall be deemed plural and the masculine deemed feminine.

13. Legends.

•	For Residents of All States:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

•	For Arizona Residents Only:

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ARIZONA AND MAY NOT BE TRANSFERRED OR SOLD BY A PURCHASER THEREOF EXCEPT IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS OF ARIZONA OR PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER.

TYPE OF OWNERSHIP

(check one)

☐	Individual (indicate sole and separate property, if applicable) (one signature required)

☐	Community Property (two signatures required)

☐	Tenants-in-Common (all parties must sign)

☐	Joint Tenants with Right of Survivorship and not as Tenants in Common (all parties must sign)

☐	Partnership

☐	Limited Company

☐	Trust (date of formation: , )

☐	Corporation

☐	Other (please specify)

SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBERS

IN WITNESS WHEREOF, Subscriber represents and warrants that the foregoing statements are true and correct and that he has completed and executed this Agreement on this      day of                 , 2005.

Signature of Subscriber (if more than one)	Signature of Subscriber

Name (Please Print)	Name (Please Print)

Social Security Number	Social Security Number

Address	Address

City State Zip Code	City State Zip Code

( )	( )
Telephone	Telephone

Number of Shares Subscribed for:

SIGNATURE PAGE FOR COMPANY SUBSCRIBERS

IN WITNESS WHEREOF, Subscriber represents and warrants that the foregoing statements are true and correct and that he has completed and executed this Agreement on this      day of                     , 2005.

Name of Company (Please Print)

By:
	Signature of Additional Company (if required)	Signature of Company

Name of Additional General Partner (Please Print)		Name of Company (Please Print)
Taxpayer I.D. Number:

Address

City State Zip Code

( )
Telephone

Number of Shares
Subscribed for:

SIGNATURE PAGE FOR TRUST SUBSCRIBERS

IN WITNESS WHEREOF, Subscriber represents and warrants that the foregoing statements are true and correct and that he has completed and executed this Agreement on this      day of                 , 2005.

Name of Trust (Please Print)

By:
	Signature of Additional Trustee (if required)	Signature of Trustee

Name of Additional Trustee (Please Print)		Name of Trustee (Please Print)
Date Trust Formed:

,

Taxpayer I.D. Number:

Address

City State Zip Code

( )
Telephone

Number of Shares
Subscribed for:

SIGNATURE PAGE FOR CORPORATE SUBSCRIBERS

IN WITNESS WHEREOF, Subscriber represents and warrants that the foregoing statements are true and correct and that he has completed and executed this Agreement on this      day of                 , 2005.

Name of Corporation (Please Print)

By:
	Signature of Additional Authorized Officer or Agent (if required)	Signature of Authorized Officer or Agent

Name of Additional Authorized Officer or Agent (Please Print)		Name of Officer or Agent (Please Print)

Title:		Title:

State of Incorporation:

Taxpayer I.D. Number:

Address

City State Zip Code

( )
Telephone

Number of Shares
Subscribed for:

For Use and Completion by the Company Only

SUBSCRIPTION ACCEPTED:                        , 2005, for              Shares.

AMTECH SYSTEMS, INC.,

an Arizona corporation

By:

Its:

Exhibit A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND PRIVILEGES

A1

Exhibit B

REGISTRATION RIGHTS